Exhibit 32.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Zengqiang Lin, Chief Executive Officer of Hongchang International Co., Ltd (the “Company”), hereby certify to my knowledge that:

The transition report on Form 10-K for the transition period from January 1, 2025 to March 31, 2025 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2025

/s/ Zengqiang Lin
Zengqiang Lin
Chief Executive Officer (Principal Executive Officer)